Exhibit 99.1

ABBREVIATED FINANCIAL STATEMENTS

Wireless Infrastructure Access Line Business
Three Month Period Ended April 3, 2016 and March 28, 2015 (unaudited) and Year Ended December 26, 2015
With Report of Independent Auditors

Wireless Infrastructure Access Line Business

Abbreviated Financial Statements

Three Month Period Ended April 3, 2016 and March 28, 2015 (unaudited)
and Year Ended December 26, 2015

INDEPENDENT AUDITORS' REPORT

To the Management of MaxLinear, Inc.

We have audited the accompanying abbreviated financial statements of the Wireless Infrastructure Access Line Business (the “Business”), which comprise the statement of assets acquired and liabilities assumed as of December 26, 2015, and the statement of net revenues and direct costs and operating expenses for the year then ended, and the related notes to the abbreviated financial statements.

Management's responsibility for the abbreviated financial statements
Management is responsible for the preparation and fair presentation of these abbreviated financial statements in accordance with United States generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of abbreviated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ responsibility
Our responsibility is to express an opinion on these abbreviated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the abbreviated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the abbreviated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the abbreviated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the abbreviated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the abbreviated financial statements.

We believe that the audit evidence we have obtained in our audit is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the abbreviated financial statements referred to above present fairly, in all material respects, the statement of assets acquired and liabilities assumed of the Wireless Infrastructure Access Line Business as of December 26, 2015, and the statement of net revenues and direct costs and operating expenses for the year then ended in accordance with United States generally accepted accounting principles.

Basis of accounting
As described in Note 2, the accompanying abbreviated financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in an amendment to a Form 8-K to be filed by MaxLinear, Inc. and are not intended to be a complete presentation of assets, liabilities, revenues and expenses of the Wireless Infrastructure Access Line Business. Our opinion is not modified with respect to this matter.

Vancouver, Canada	/s/ Ernst & Young LLP
June 1, 2016	Chartered Professional Accountants

Wireless Infrastructure Access Line Business
Statement of Assets Acquired and Liabilities Assumed
(in thousands)

	April 3, 2016	December 26, 2015
	(Unaudited)
Assets acquired
Inventories, net	$620	$687
Property, plant and equipment, net	24	29
Total assets acquired	$644	$716
Liabilities assumed
Accrued expenses	435	422
Total liabilities assumed	$435	$422
Net assets acquired	$209	$294

The accompanying notes are an integral part of these abbreviated financial statements.

Wireless Infrastructure Access Line Business
Statement of Net Revenues and Direct Costs and Operating Expenses
(in thousands)

	Three Month Period Ended		Year Ended
	April 3, 2016	March 28, 2015	December 26, 2015
	(Unaudited)
Net revenues
Product sales	$2,433	$1,041	$3,836

Direct costs and operating expenses
Cost of goods sold	$973	$852	$2,468
Product development expense	1,233	2,357	6,991
Selling expense	264	1,030	2,980
Total direct costs and operating expenses	$2,470	$4,239	$12,439
Net revenues less direct costs and operating expenses	$(37)	$(3,198)	$(8,603)

The accompanying notes are an integral part of these abbreviated financial statements.

Wireless Infrastructure Access Line Business Notes to Abbreviated Financial Statements Three Month Period Ended April 3, 2016 and March 28, 2015 (unaudited) and Year Ended December 26, 2015

1. Organization

The Wireless Infrastructure Access Line Business (“the Business”), was a component of a division of PMC-Sierra, Inc., (“PMC-Sierra”) as of December 26, 2015. On January 15, 2016, PMC-Sierra was purchased by Lois Acquisition Corp, a wholly-owned subsidiary of Microsemi Corporation (“Microsemi”), and PMC-Sierra was renamed Microsemi Storage Solutions, Inc., refer to footnote 7 for further detail. The Business is a provider of radio frequency and mixed-signal integrated circuits for cable and satellite broadband communications, the connected home, and for data center, metro, and long-haul fiber networks.

Pursuant to an asset purchase agreement (the “APA”) dated as of April 28, 2016 between Microsemi Storage Solutions, Inc. and MaxLinear, Inc. (“the Acquirer”), the Acquirer purchased operating assets related to the product lines of the Business including inventories, and property, plant and equipment and assumed certain select accrued liabilities of the Business in return for approximately $21 million in cash. The liabilities assumed, include, among other things, product warranty obligations, accrued vacation and severance obligations of employees of the Business that were rehired by the Acquirer. The acquired assets and assumed liabilities, together with the rehired employees, represent a business as defined in ASC Topic 805, Business Combinations. Hereinafter, the assets, liabilities and related business sold under the APA are referred to as the “Wireless Infrastructure Access Line Business.” Simultaneously with the APA, the Acquirer also entered into a transition services agreement (“Service Agreement”) with Microsemi. The Service Agreement includes services to be performed over a period of one to six months and include services such as information technology, help desk support, product engineering and security services. The Acquirer also entered into a six month lease agreement on April 28, 2016 with Microsemi, under which the Acquirer will lease a portion of the building in which the Wireless Infrastructure Access Line Business is located in Burnaby, Canada.

2. Significant Accounting Policies Description of the Business and Basis of Presentation

The accompanying abbreviated financial statements of the Wireless Infrastructure Access Line Business were prepared for the purpose of providing the Acquirer historical information to comply with the rules and regulations of the Securities and Exchange Commission under Rule 3-05 of Regulation S-X for inclusion in an amendment to a Form 8-K to be filed by the Acquirer. These statements are derived from Wireless Infrastructure Access Line Business’s historical accounting records, which are in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The Wireless Infrastructure Access Line Business abbreviated financial statements are not intended to be a complete presentation of the Wireless Infrastructure Access Line Business and are not necessarily indicative of the financial position, results of operations and cash flows that would have been achieved if the Wireless Infrastructure Access Line Business had operated as a separate, stand-alone business.

The Statements of Net Revenues and Direct Costs and Operating Expenses reflect only those revenues and costs directly attributable to the Wireless Infrastructure Access Line Business. Throughout the year ended as of December 26, 2015 and through the period ended January 14, 2016, the Wireless Infrastructure Access Line Business was controlled by PMC-Sierra. For the period from January 15, 2016 through April 3, 2016, the Wireless Infrastructure Access Line Business was controlled by Microsemi. The direct costs and operating expenses of the Wireless Infrastructure Access Line Business presented in these abbreviated financial statements include cost of goods sold related to the Wireless Infrastructure Access Line Business’ sales, product development and selling expenses incurred by PMC-Sierra and Microsemi during periods that they controlled the Wireless Infrastructure Access Line Business that are directly attributed to products included in the Wireless Infrastructure Access Line Business. Corporate overhead, including items such as human resources, legal services, central engineering, information technology, accounting, compliance, finance, tax and treasury functions that are managed by PMC-Sierra and Microsemi have not been allocated to the Wireless Infrastructure Access Line Business in these abbreviated financial statements. Additionally, depreciation expense of assets not acquired, interest expense and income taxes have also been excluded from the abbreviated financial statements.

The preparation of complete statements of cash flows and statements of stockholder’s equity was not practicable because of the integration of the Wireless Infrastructure Access Line Business into the total operations of PMC-Sierra and Microsemi prior to the divestiture of the Wireless Infrastructure Access Line Business. The following selected cash flow information has been prepared from cash flows related solely to cash flows used in or provided by changes in the specific assets and liabilities comprising the Wireless Infrastructure Access Line Business.

Wireless Infrastructure Access Line Business Notes to Abbreviated Financial Statements Three Month Period Ended April 3, 2016 and March 28, 2015 (unaudited) and Year Ended December 26, 2015

Selected Cash Flows Information (in thousands):

	Three Month Period Ended		Year Ended
	April 3, 2016	March 28, 2015	December 26, 2015
	(Unaudited)
Net revenues less direct costs and operating expenses	$(37)	$(3,198)	$(8,603)
Change in inventories	67	57	877
Change in accrued expenses	13	(37)	76
Selected operating cash flows	$43	$(3,178)	$(7,650)
Purchases of property, plant and equipment	—	—	—
Selected investing cash flows	—	—	—
Net selected cash flows	$43	$(3,178)	$(7,650)

The accompanying unaudited statements of assets acquired and liabilities assumed as of April 3, 2016 and the unaudited statements of net revenues and direct costs and operating expenses for the three month period ended April 3, 2016 and March 28, 2015 of the Wireless Infrastructure Access Line Business have been prepared in accordance with U.S. GAAP for interim financial information and the instructions to Article 10 of Regulation S-X. In the opinion of management, the interim unaudited abbreviated financial statements contain adjustments, including normal recurring accruals necessary for fair presentation. The excess of net revenues less direct costs and operating expenses are not necessarily indicative of the operating results that may be expected in future periods.

Use of Estimates
Preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Inventories
Inventories consist principally of finished goods and work in process and are stated at the lower of cost or market, using the first-in first-out method. The Wireless Infrastructure Access Line Business maintains provisions for excess and obsolete inventory. Management estimates these provisions based on historical experience and expected future results.

Property, Plant and Equipment
Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful life of the asset. The estimated useful lives are as follows:

Furniture and fixtures    7 years
Lab equipment        3 years
Computer software    3 years

Accrued Warranty
The Wireless Infrastructure Access Line Business provides a limited warranty on its products and accrues for the expected cost at the time of shipment. The Wireless Infrastructure Access Line Business estimates its warranty costs based on historical failure rates and related repair or replacement costs.

Revenue Recognition
Revenue is recognized on product sales when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured. Revenue is recognized when the goods are shipped directly to the customers at the time of shipping as that is when title passes and all revenue recognition criteria specified above are met. Revenue is recognized net of estimated returns and allowances.

Cost of Goods Sold
Cost of goods sold consists primarily of product and product-related costs, vendor consideration, freight and handling costs.

Wireless Infrastructure Access Line Business Notes to Abbreviated Financial Statements Three Month Period Ended April 3, 2016 and March 28, 2015 (unaudited) and Year Ended December 26, 2015

Product Development Expense
Product development costs are charged to operations when incurred and are included in direct costs and operating expenses. Product development costs consist of the cost of personnel, depreciation, material, and related costs to develop and launch new products.

Selling Expenses
Selling expenses are charged to operations when incurred and are included in direct costs and operating expenses. Selling expenses consist of the cost of personnel and related costs to run the Business.

Foreign Currency Translation
The activities of the Business are accounted for in their respective local currency. The assets and liabilities in these operations are translated to U.S. dollars at the period-end exchange rates. Revenue and direct cost and operating expense accounts are translated to U.S. dollars using the average exchange rates prevailing during the period.

3. Inventories, net

Inventories are summarized as follows (in thousands):

	April 3, 2016	December 26, 2015
	(Unaudited)
Finished goods and work in process	$664	$731
Less provision for excess and obsolescence	(44)	(44)
	$620	$687

4. Property, Plant & Equipment

Property and equipment are summarized as follows (in thousands):

	April 3, 2016	December 26, 2015
	(Unaudited)
Lab equipment	$53	$53
Furniture and fixtures	3	3
Computer software	4	4

Accumulated depreciation	(36)	(31)
	$24	$29

5. Accrued Expenses

Accrued expenses are summarized as follows (in thousands):

	April 3, 2016	December 26, 2015
	(Unaudited)
Warranty	$12	$9
Employee liabilities	423	413
	$435	$422

Wireless Infrastructure Access Line Business Notes to Abbreviated Financial Statements Three Month Period Ended April 3, 2016 and March 28, 2015 (unaudited) and Year Ended December 26, 2015

6. Commitment and Contingencies

The Business has been and may continue to be subject to claims that arise from time to time in the ordinary course of business, including those involving product liability, intellectual property, commercial, employment, and antitrust matters.

7. Subsequent Events

On January 15, 2016, pursuant to the terms of an Agreement and Plan of Merger dated November 24, 2015 (the “Merger Agreement”) by and among Microsemi, and PMC-Sierra, Microsemi accepted for exchange all of the outstanding shares of common stock, par value $0.001 per share, of PMC-Sierra (the “PMC-Sierra Shares”) at a purchase price per PMC-Sierra Share of $9.22 in cash and 0.0771 shares of Microsemi common stock, par value $0.20 per share, together with cash in lieu of any fractional shares of Microsemi common stock, without interest and less any applicable withholding taxes (the “Transaction Consideration”). On the same date, pursuant to the terms and conditions of the Merger Agreement, Microsemi completed its acquisition of PMC-Sierra when Microsemi merged with and into PMC-Sierra, with PMC-Sierra surviving as a wholly owned subsidiary of Microsemi (the “Merger”). At the effective time of the Merger, each PMC-Sierra Share outstanding (other than PMC-Sierra Shares directly owned by PMC-Sierra, Microsemi, or other subsidiaries of Microsemi, which were cancelled and ceased to exist, and PMC-Sierra Shares held by stockholders that are entitled to and properly demand appraisal of such PMC-Sierra Shares under the Delaware General Corporation Law), was converted into the right to receive the Transaction Consideration. Following the effective time of the Merger, PMC-Sierra’s name was changed to Microsemi Storage Solutions, Inc. The aggregate consideration to be paid to stockholders and other equity holders of PMC-Sierra by Microsemi to acquire PMC-Sierra was approximately $1.9 billion in cash plus approximately 18.9 million shares of Microsemi common stock (including approximately 2.9 million shares of Microsemi common stock underlying restricted stock units measured in Microsemi common stock that were issued in connection with the Merger in exchange for unvested restricted stock units based on PMC-Sierra common stock and approximately 6,000 shares of Microsemi common stock underlying the special shares of Microsemi Storage Solutions Ltd. (formerly known as PMC-Sierra Ltd.), without giving effect to related transaction fees and expenses).

Pursuant to the APA mentioned heretofore and dated as of April 28, 2016 between Microsemi and MaxLinear, Inc., MaxLinear, Inc. purchased operating assets related to the product lines of the Wireless Infrastructure Access Line Business including inventories, and property, plant and equipment and assumed certain select accrued liabilities of Wireless Infrastructure Access Line Business in return for approximately $21 million in cash.